UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2005 (January 10, 2005)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No)
of incorporation)

1099 18th Street, Suite 2300
Denver, Colorado	80202
(Address of principal	(Zip Code)
executive offices)

(303) 293-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former names or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Director; Appointment of Principal Officers.

Election of Director

     On January 10, 2005, the Board of Directors of Bill Barrett Corporation (the “Company”) approved increasing the size of the Board of Directors from 10 to 11 members and elected Michael E. Wiley as a new director to fill the vacancy created by increasing the size of the Board. Mr. Wiley also was elected to serve on the Company’s Compensation Committee and Nominating And Corporate Governance Committee of the Board of Directors.

     There is no arrangement or understanding between Mr. Wiley and any other persons pursuant to which he was selected as a director.

     Mr. Wiley served as Chairman of the Board and Chief Executive Officer of Baker Hughes Incorporated (“Baker Hughes”), an oilfield services company, from August 2000 until October 2004. He also served as President of Baker Hughes from August 2000 to February 2004. Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company, an integrated energy company, from 1998 through May 2000. Prior to 1998, he served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc., an independent oil and gas company. Mr. Wiley is a director of Spinnaker Exploration and the American Petroleum Institute, a trustee of the University of Tulsa and a member of the National Petroleum Council. He also serves on the Advisory Board of Riverstone Holdings LLC.

     The Company purchases oilfield goods, equipment and services from Baker Hughes and other oilfield services companies in the ordinary course of business. The Company paid affiliates of Baker Hughes approximately $1.6 million in 2004 for these goods, equipment and services. Mr. Wiley served as Chairman of the Board and Chief Executive Officer of Baker Hughes until October 2004. This amount represents less than 1% of Baker Hughes’ total revenues.

     The Company believes that these transactions are at arm’s-length and the charges it pays for such goods, equipment and services are competitive with the charges and fees of other companies providing oilfield goods, equipment and services to the oil and gas exploration and production industry.

Item 7.01. Regulation FD Disclosure.

     On January 13, 2005, the Company issued a press release concerning the election of Michael E. Wiley as a director. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated January 13, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2005	BILL BARRETT CORPORATION
	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated January 13, 2005.

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